Exhibit 4.2

[FORM OF NOTE]

REGISTERED	$200,000,000
PRICING SUPPLEMENT No. 1354 CERTIFICATE NO. 1	CUSIP: 25154W 225 ISIN: US25154W2254

POWERSHARES DB US INFLATION EXCHANGE TRADED NOTES DUE NOVEMBER 30, 2021

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Deutsche Bank AG, acting through its London Branch
SERIES A

POWERSHARES DB US INFLATION EXCHANGE TRADED NOTES DUE NOVEMBER 30, 2021 (THE “SECURITY”)

Original Issue Date	December 8, 2011

Maturity Date	November 30, 2021 or the next Business Day if such day is not a Business Day, subject to postponement as described under “Market Disruption Events”.

Final Valuation Date	November 24, 2021 or the next Trading Day if such day is not a Trading Day, subject to postponement as described under “Market Disruption Events”.

Inception Date	December 5, 2011

Specified Currency	The Security will be denominated in U.S. dollars.

Issue Price	100%

Face Amount	$50.00 per Security

Minimum Denominations	N.A.

Coupon Rate	N.A.

Coupon Payment Date(s)	N.A.

Coupon Period(s)	N.A.

Coupon Accrual Date	N.A.

Initial Redemption Date	N.A.

Redemption Dates	N.A.

Redemption Notice Period	N.A.

Initial Redemption Percentage	N.A.

Annual Redemption Percentage Reduction	N.A.

Optional Repayment Date(s)	N.A.

Applicability of Modified Payment Upon Acceleration	N.A.

Tax Redemption	N.A.

Payment of Additional Tax Amounts	N.A.

Other Provisions	See below. To the extent the Other Provisions are inconsistent with any other provision of this Security, the Other Provisions will control.

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany acting through its London Branch, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount in cash, as determined in accordance with the provisions set forth under “Payment at Maturity” below, due with respect to the Current Outstanding Face Amount specified on Schedule I hereto on the Maturity Date specified herein (except to the extent previously redeemed or repaid) and to pay a coupon, if applicable, thereon at the Coupon Rate per annum specified above from and including the Coupon Accrual Date specified above until but excluding the date the face amount is paid or duly made available for payment (except as provided below) weekly, monthly, quarterly, semi-annually or annually in arrears on the Coupon Payment Dates specified above in each year commencing on the Coupon Payment Date next succeeding the Coupon Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Coupon Accrual Date occurs between a Record Date, as defined below, and the next succeeding Coupon Payment Date, coupon payments will commence on the second Coupon Payment Date succeeding the Coupon Accrual Date to the registered Holder of this Security on the Record Date with respect to such second Coupon Payment Date.

If applicable, coupons on this Security will accrue from and including the most recent Coupon Payment Date to which a coupon has been paid or duly provided for, or, if no coupon has been paid or duly provided for, from and including the Coupon Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The coupon so payable, and punctually paid or duly provided for, on any Coupon Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the date 15 calendar days prior to such Coupon Payment Date (whether or not a Business Day (as defined on the reverse of this Security)) (each such date, a “Record Date”); provided, however, that any coupon payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of this Security, premium, if any, and any coupon, if applicable, due at maturity on this Security (or any redemption or repayment date), unless this Security is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Security at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.  U.S. dollar payments of coupons, other than coupons due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security register.  A Holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in face amount of Securities having the same Coupon Payment Date, the coupon on which is payable in U.S. dollars, will be entitled to receive coupon payments, other than coupon payments due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Coupon Payment Date.

If this Security is denominated in a Specified Currency other than U.S. dollars, and the Holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, and coupons with regard to this Security will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable payment date; provided, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Security register; and provided, further, that payment of the principal of this Security, any premium and the coupon due at maturity, if any, (or on any redemption or repayment date) will be made upon surrender of this Security at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the Holder of this Security, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Security in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Security at least five Business Days prior to such Record Date, for coupon payments, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of the principal, as the case may be.

If the Holder elects to receive all or a portion of payments of the principal of, premium, if any, and coupons on this Security, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Security will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in the City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Security by deductions from such payments.

Other Provisions

Stated Principal Amount:
$50.00 per Security on the Inception Date.

At any time, the aggregate outstanding Stated Principal Amount of this Security shall be the last amount set forth on Schedule I hereto under the heading “Current Outstanding Face Amount”.

Securities represented by this Security may be issued after the date hereof upon notice by the Issuer to the Trustee, without the consent of the beneficial owners of the Securities then outstanding, and will have the same rights and privileges as Securities issued on the date hereof.

Upon receipt of an Issuer Order (as defined in the Senior Indenture) instructing the Trustee to issue more Securities represented by this Security and delivery of such Securities through the Depository Trust Company (“DTC”) book-entry system, the Trustee shall make notations on Schedule I to evidence such issuance and the new aggregate Stated Principal Amount of Securities represented by this Security, provided, however, that in no event may the aggregate Face Amount of Securities issued under this Security (without taking into account any Face Amount of Securities cancelled by the Issuer) exceed $200,000,000.

The Issuer may also instruct the Trustee to cancel Securities held by the Issuer represented by this Security.  Upon delivery of the Securities to be cancelled through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such cancellation and the new aggregate Stated Principal Amount of Securities represented by this Security.

The Trustee may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the Current Outstanding Face Amount of Securities represented by this Security, which additional pages shall constitute part of this Security to the same extent as if they had been part of this Security at the initial issuance and authentication hereof.

Indices:	DB 3-Month T-Bill Index (the “TBill Index”) and DBIQ Duration-Adjusted Inflation Index (the “Inflation Index”)

Payment at Maturity:
If the Security has not previously been repurchased by the Issuer, a Holder of a Security will receive, for each Security held on the Final Payment Record Date, a payment at maturity per Security in U.S. dollars, calculated by the Calculation Agent equal to:

[Current Principal Amount × (1 + TBill Index Return on the Final Valuation Date ) + Index Multiplier × Inflation Index Return on the Final Valuation Date] × Fee Factor on the Final Valuation Date

; provided that the Payment at Maturity will not be less than zero.  If the Securities undergo a Mandatory Split or a Mandatory Reverse Split as described under “Mandatory Split and Mandatory Reverse Split of the Securities”, the Payment at Maturity will be adjusted accordingly;

where,

“Current Principal Amount” means, for the period from the Inception Date to December 31, 2011 (such period, the “Initial Calendar Month”),  $50.00 for each Security; and

for each subsequent calendar month, the Current Principal Amount will be reset as follows on the Monthly Reset Date:

new Current Principal Amount = [previous Current Principal Amount × (1 + TBill Index Return on the applicable Monthly Valuation Date) + Index Multiplier × Inflation Index Return on the applicable Monthly Valuation Date] × Fee Factor on the applicable Monthly Valuation Date

; provided that the Current Principal Amount will not be less than zero.  If the Securities undergo a Mandatory Split or a Mandatory Reverse Split as described under “Mandatory Split and Mandatory Reverse Split of the Securities”, the Current Principal Amount will be adjusted accordingly.

“Index Multiplier” means $0.10 per Security.

“Fee Factor” means 1 – Investor Fee × Day Count Fraction.

“Investor Fee” means 0.75% per annum, calculated daily and applied monthly to the Current Principal Amount.

“Day Count Fraction” means, for each calendar month, a fraction, the numerator of which is the number of days elapsed from and including the Monthly Reset Date (or the Inception Date in the case of the Initial Calendar Month) to and including the immediately following Monthly Valuation Date (or the Trading Day, Valuation Date or Final Valuation Date, as applicable) and the denominator of which is 365.

Inflation Index Return:	Inflation Index Closing Level minus Inflation Index Monthly Initial Level

TBill Index Return:	(TBill Index Closing Level minus TBill Index Monthly Initial Level) divided by TBill Index Monthly Initial Level

Repurchase at the Holder’s Option:
A Holder of Securities may irrevocably offer a minimum of 50,000 Securities or an integral multiple of 25,000 Securities in excess thereof to the Issuer for repurchase for an amount in U.S. dollars per Security equal to the Repurchase Value on the applicable

Valuation Date. If a Holder complies with the Repurchase Procedures set forth below, the Issuer will repurchase the offered Securities and pay to the Holder the applicable Repurchase Value for the offered Securities on the Repurchase Date.

Repurchase at the Issuer’s Option:
The Issuer may redeem the Securities in whole but not in part on any Trading Day occurring on or after the Inception Date for an amount in cash equal to the Repurchase Value on the applicable Valuation Date. If the Issuer elects to redeem the Securities, the Issuer will give the Holder notice (the “Call Notice”) not less than five Business Days prior to the Call Date (the “Call Notice Date”). The last day on which the Issuer may deliver a Call Notice is November 22, 2021.

Repurchase Value:
On each Trading Day, an amount in U.S. dollars for each Security, equal to:

[Current Principal Amount × (1 + TBill Index Return on such Trading Day) + Index Multiplier × Inflation Index Return on such Trading Day] × Fee Factor on such Trading Day

; provided that the Repurchase Value will not be less than zero.  If the Securities undergo a Mandatory Split or a Mandatory Reverse Split as described under “Mandatory Split and Mandatory Reverse Split of the Securities”, the Repurchase Value will be adjusted accordingly.

Repurchase Date:
In connection with a Repurchase at the Holder’s Option, the third Business Day following the applicable Valuation Date, subject to postponement as described under “Market Disruption Events”.

In connection with a Repurchase at the Issuer’s Option, the Call Date.

Call Date:	The day the Issuer redeems the Securities as specified in the Call Notice, subject to postponement as described under “Market Disruption Events”.
Valuation Date:
In connection with a Repurchase at the Holder’s Option, the Trading Day on which effective notice is given to the Issuer of an offer of the Securities for repurchase.

In connection with a Repurchase at the Issuer’s Option, the Call Notice Date.

Acceleration upon Zero Repurchase Value:	If the Repurchase Value on any Trading Day

equals zero, the Maturity Date for the Securities will be automatically accelerated to that day and the Holder of a Security will not receive any payment in respect of the Security.

Inflation Index Monthly Initial Level:	For the Initial Calendar Month, 502.62. For each subsequent calendar month, the Inflation Index Closing Level on the Monthly Valuation Date of the immediately preceding calendar month.
Inflation Index Closing Level:
The closing level of the Inflation Index as reported on Bloomberg page “DBLNLINF<Index>”, subject to the occurrence of a Market Disruption Event; provided that on any calendar day which is not a day on which the closing level of the Inflation Index is scheduled to be published, the Inflation Index Closing Level will equal such level on the immediately preceding Trading Day.

TBill Index Monthly Initial Level:	For the Initial Calendar Month, 236.9063. For each subsequent calendar month, the TBill Index Closing Level on the Monthly Valuation Date of the immediately preceding calendar month.
TBill Index Closing Level:
The closing level of the TBill Index as reported on Bloomberg page “DBTRBL3M<INDEX>”, subject to the occurrence of a Market Disruption Event; provided that on any calendar day which is not a day on which the closing level of the TBill Index is scheduled to be published, the TBill Index Closing Level will equal such level on the immediately preceding Trading Day.

Monthly Reset Date:	For each calendar month, the first calendar day of that month beginning on January 1, 2012 and ending on November 1, 2021.
Monthly Valuation Date:	For each Monthly Reset Date, the last calendar day of the previous calendar month beginning on December 31, 2011 and ending on October 31, 2021.

Trading Day:
Any day on which (i) the values of the Indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the components of the Indices are traded, in each case as determined by the Calculation Agent, in its sole discretion.

Business Day:
A Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Final Payment Record Date:	The Final Valuation Date, whether or not that day is a Business Day.
TIPS	5-year, 10-year and 30-year Treasury Inflation-Protected Securities.
TIPS Index	The DBIQ Long On-The-Run TIPS Index.
Treasury Bond Futures	Futures contracts on U.S. Treasury bonds with terms to maturity approximately equivalent to that of their respective corresponding TIPS.
UST Bond Futures Indices
The DBIQ Short 5-Year UST Bond Futures Index, the DBIQ Short 10-Year UST Bond Futures Index and the DBIQ Short Ultra UST Bond Futures Index (each, a “UST Bond Futures Index” and collectively, the “UST Bond Futures Indices”).

Index Sponsor:	Deutsche Bank AG, London Branch

Calculation Agent:	Deutsche Bank AG, London Branch

Form:	Book-Entry

The Issuer will irrevocably deposit with DTC no later than the opening of business on each Interest Payment Date, if applicable, each Repurchase Date, if applicable, and on the Maturity Date funds sufficient to make payments of the amount payable with respect to the Securities on such date.  The Issuer will give DTC irrevocable instructions and authority to pay such amount to the Holders entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding Securities by tender, in open market or by private agreement.

Mandatory Split and Mandatory Reverse Split of the Securities

If the daily Repurchase Value of the Securities is above $100.00 for three consecutive Trading Days, the Issuer will automatically effect a 2 for 1 split of the Securities (a “Mandatory Split”). If the daily Repurchase Value of the Securities is below $25.00 for three consecutive Trading Days, the Issuer will automatically effect a 1 for 2 reverse split of the Securities (a “Mandatory Reverse Split”). Upon a Mandatory Split or a Mandatory Reverse Split, the Issuer will adjust the terms of the Securities (other than the Index Multiplier) accordingly. If the Issuer is to effect a Mandatory Split or a Mandatory Reverse Split, the Issuer will promptly issue a notice to Holders and a press release announcing the Mandatory Split or Mandatory Reverse Split, as applicable, specifying the Event Record Date and Effective Date (each as defined below) of such Mandatory Split or Mandatory Reverse Split (the date of issuing such notice and press release, the “Announcement Date”). The Holder who holds Securities as of the 10th Business Day following the Announcement Date (the “Event Record Date”) will be subject to such Mandatory Split or Mandatory Reverse Split. The Mandatory Split or Mandatory Reverse Split will become effective at the opening of trading of the Securities on the Trading Day immediately following the Event Record Date (the “Effective Date”). Any adjustment of the Repurchase Value will be rounded to 8 decimal places. The Index Multiplier is always 0.10 per Security and will not be adjusted in the case of a Mandatory Split or a Mandatory Reverse Split. In the case of a Mandatory Reverse Split, the Issuer reserves the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the Calculation Agent. The Calculation Agent will, in its sole discretion, make all determinations regarding the value of the Securities, including at maturity or upon repurchase by the Issuer, Market Disruption Events, Business Days, Trading Days, the Current Principal Amount, the Fee Factor, the Default Amount, the closing levels of the Indices on any Valuation Date, the Maturity Date, Repurchase Dates, the amount payable in respect of the Securities at maturity or upon repurchase by the Issuer and any other calculations or determinations to be made by the Calculation Agent as specified herein. The Calculation Agent will rely upon the published Repurchase Value and levels of the Indices. Absent manifest error, all determinations of the Calculation Agent will be final and binding on the Holders and the Issuer, without any liability on the part of the Calculation Agent. Holders will not be entitled to any compensation from the Issuer for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Repurchase Procedures

To effect a repurchase, a Holder of the Securities must irrevocably offer at least 50,000 Securities (or an integral multiple of 25,000 Securities in excess thereof) to Deutsche Bank Securities Inc. (“DBSI”) no later than 1:00 p.m., New York City time, on the Holder’s desired Valuation Date, which may be any Trading Day from and including the Original Issue Date to and including the Final Valuation Date, subject to postponement in the event of a Market Disruption Event.

A Holder wishing to offer Securities to the Issuer for repurchase must follow the following procedures:

•
Cause its broker to deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this Security, to DBSI by 1:00 p.m., New York City time, on the Holder’s desired Valuation Date.  A Holder must offer at least 50,000 Securities or an integral multiple of 25,000 Securities in excess thereof for repurchase by the Issuer on any Repurchase Date. DBSI must acknowledge receipt from such broker in order for the Holder’s offer to be effective;

•	Cause its broker to book a delivery vs. payment trade with respect to the Holder’s Securities on the applicable Valuation Date at a price equal to the applicable Repurchase Value, facing DBSI; and

•	Cause its DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable Repurchase Date.

Any repurchase instructions received in accordance with the procedures described above will be irrevocable.

A fee of up to $0.075 shall be charged, at the option of DBSI, for each Security that is repurchased; provided that if a Holder offers in excess of 500,000 Securities to DBSI for repurchase on any Repurchase Date, DBSI may charge such Holder a fee of up to $0.50 for each Security that is repurchased on such Repurchase Date.

Market Disruption Events

A “Disrupted Day” is any Trading Day on which a Market Disruption Event occurs or is continuing.

If any Monthly Valuation Date, Valuation Date or the Final Valuation Date (each a “Reference Date”) is a Disrupted Day with respect to an Index, the closing level of such Index on the next succeeding Trading Day that is not a Disrupted Day will be deemed to be the closing level of such Index for such Reference Date; provided that if the five successive Trading Days immediately following such Reference Date are all disrupted days, the calculation agent will determine, in its sole discretion, the closing level of such Index for such Reference Date on the fifth Trading Day immediately following such Reference Date, notwithstanding that such fifth Trading Day is a Disrupted Day. If any Valuation Date or the Final Valuation Date is a Disrupted Day with respect to any Index and the date as of which the Calculation Agent determines the closing levels of the Indices falls less than three Business Days prior to the scheduled Repurchase Date corresponding to such Valuation Date or the Maturity Date, as applicable, such scheduled Repurchase Date or the Maturity Date, as applicable, will be postponed to the third Business Day following the date as of which the Calculation Agent has determined the closing levels of the Indices for such Valuation Date or the Final Valuation Date, as applicable.

For the avoidance of doubt, no adjustment will be made to a Monthly Reset Date whether or not the immediately preceding scheduled Monthly Valuation Date is a Disrupted Day with respect to any Index. If any Reference Date is a Disrupted Day with respect to an Index, no adjustment will be made to the closing level for any other Index determined as of such Reference Date.

Any of the following will be a Market Disruption Event:

•
a termination or suspension of, or material limitation or disruption in the trading of the TIPS or Treasury Bond Futures underlying the TIPS Index and UST Bond Futures Indices, respectively (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of the Treasury Bond Futures imposed by CME Globex (“CME”) or other relevant exchange on which Treasury Bond Futures are traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such exchange); or

•
the settlement price of a Treasury Bond Future underlying a UST Bond Futures Index has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of CME or any other relevant exchange; or

•	failure by CME or any other relevant exchange to announce or publish the settlement price of the Treasury Bond Futures or TIPS; or
•	failure by the Index Sponsor to publish the closing level of the Inflation Index; or
•
any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Issuer’s ability or the ability of the Issuer’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Issuer or its affiliates have effected or may effect.

The following events will not be Market Disruption Events:

•	a limitation on the hours or number of days of trading on a trading facility on which Treasury Bond Futures or TIPS are traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the Treasury Bond Futures or TIPS.

Discontinuation or Modification of the Indices

If the Index Sponsor discontinues compilation or publication of an Index and the Index Sponsor or any other person or entity (including the Issuer) calculates and publishes an index that the Calculation Agent determines is comparable to such discontinued Index and approves as a successor index, then the Calculation Agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon repurchase by the Issuer by reference to such successor Index for the period following the discontinuation of the Index.

If the Calculation Agent determines that the publication of an Index is discontinued and that there is no applicable successor index, or that the closing level of the Index is not available for any reason other than a Market Disruption Event, on the date on which the level of the Index is required to be determined, or if for any other reason (excluding a Market Disruption Event) the Index is not available to the Issuer or the Calculation Agent on the relevant date, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Index.

If the Calculation Agent determines that either or both Indices, the components underlying either or both Indices (the “Index Components”) or the method of calculating either or both Indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of Index Components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason – then the Calculation Agent will be permitted (but not required) to make such adjustments to such Index or method of calculating such Index as it believes are appropriate to ensure that the level of such Index used to determine the amount payable on the Maturity Date or upon repurchase by the Issuer is equitable.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Indices and the amount payable at maturity or upon repurchase by the Issuer or otherwise relating to the level of the Indices may be made in the Calculation Agent’s sole discretion.

Payment Upon an Event of Default

If an Event of Default (as defined in the Senior Indenture) occurs and the maturity of the Securities is accelerated, the Issuer will pay the Default Amount in respect of each Security.

For the purpose of determining whether the Holders of the Issuer’s Series A Global Notes, of which the Securities are a part, are entitled to take any action under the Senior Indenture, the Issuer will treat the Stated Principal Amount of each Security outstanding as the principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Global Notes, Holders of specified percentages in principal amount of all Series A Global Notes, together in some cases with other series of the Issuer’s debt securities, will be able to take action affecting all the Series A Global Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Global Notes, accelerating the maturity of the Series A Global Notes after a default or waiving some of the Issuer’s obligations under the Senior Indenture.

If an Event of Default occurs under the Senior Indenture and the maturity of the Securities is accelerated, the amount payable upon acceleration will be the Repurchase Value determined by the Calculation Agent on the next Trading Day (the “Default Amount”).

If the maturity of this Security is accelerated because of an Event of Default, the Issuer shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Security as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

This Security will not be subject to the defeasance provisions contained in Article 10 of the Senior Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Dated: December 8, 2011	DEUTSCHE BANK AG, LONDON BRANCH
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Senior Indenture. LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:
Authorized Officer

REVERSE OF SECURITY

This Security is one of a duly authorized issue of Global Notes, Series A of the Issuer.  The Securities are issuable under a Senior Indenture, dated as of November 22, 2006, among the Issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as issuing agent, paying agent and registrar (as may be amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.  The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, the City of New York, as its paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Securities.  The terms of individual Securities may vary with respect to coupon rates, coupon rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture.  To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Security will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of the following two paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

If so indicated on the face hereof, this Security may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with any coupons accrued and unpaid hereon to the date of redemption (except as indicated below).  If this Security is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Security is 100% of the principal amount hereof, together with any coupons accrued and unpaid hereon to the date of redemption (except as provided below).  Notice of redemption shall be mailed to the registered Holders of the Securities designated for redemption at their addresses as the same shall appear on the Security register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture.  In the event of redemption of this Security in part only, a new Security or Securities for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face hereof, this Security will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Security will be repayable in whole or in part in increments of the Face Amount (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with any coupons accrued and unpaid hereon to the date of repayment (except as provided below); provided, that if this Security is issued with original issue discount, this Security will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof.  For this Security to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, the City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Security with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Security, the principal amount hereof, the certificate number of this Security or a description of this Security’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Paying Agent by such fifth Business Day.  Unless otherwise indicated on the face of this Security, exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Security in part only, a new Security or Securities for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Coupon payments on this Security, if applicable, will include coupons accrued to but excluding the Coupon Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Unless indicated otherwise on the face hereof, any coupon payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as the Maturity Date does not fall on a Business Day or where the Maturity Date is otherwise postponed according to the terms and procedures specified on the face hereof, payment of premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the Maturity Date as postponed with the same force and effect as if made on the indicated

calendar date, and no coupons on such payment shall accrue for the period from and after the indicated calendar date to the Maturity Date as postponed.

This Security and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Security, and any Security or Securities issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple thereof.

DBTCA has been appointed registrar for the Securities, and DBTCA will maintain at its office in the City of New York, a register for the registration and transfer of Securities.  This Security may be transferred at either the aforesaid New York office of DBTCA by surrendering this Security for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Security or Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Security that has been called for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part, (ii) to register the transfer of or exchange any Security if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, except the portion of such Security not required to be repurchased, or (iii) to register the transfer of or exchange Securities to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Securities.  Securities are exchangeable at said offices for other Securities of other authorized denominations of equal aggregate principal amount having identical terms and provisions.  All such registrations, exchanges and transfers of Securities will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Securities surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing.  The date of registration of any Security delivered upon any exchange or transfer of Securities shall be such that no gain or loss of coupon results from such exchange or transfer.

In case this Security shall at any time become mutilated, defaced or be destroyed, lost or stolen, and this Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Security of like tenor in exchange for this Security, but, in the case of any destroyed or lost or stolen Security, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Security was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security mutilated, defaced, destroyed, lost or stolen.

If the face hereof indicates that this Security is subject to “Tax Redemption,” this Security may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued coupons to the date fixed for redemption (except that if this Security is subject to “Modified Payment upon Acceleration or Redemption,” such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Coupon Accrual Date to the date of redemption, which amortization shall be calculated using the “coupon method” (computed in accordance with generally accepted accounting principles in effect on the date of redemption)), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer, or the jurisdiction of any issuing branch, or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Original Issue Date hereof, the Issuer has or will become obligated to pay Additional Tax Amounts, as defined below, with respect to this Security as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Tax Amounts if a payment in respect of this Security were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption

Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

Every net payment of the principal of and coupon on the Security and any other amounts payable on the Security will be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer or the jurisdiction of any issuing branch, or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (“withholding taxes”) unless such deduction or withholding is required by law. In such event and if specified on the face hereof, the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional tax amounts (the “Additional Tax Amounts”) to the Holder of this Security as may be necessary in order that every net payment of the principal of and coupon on this Security and any other amounts payable on this Security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer, or the jurisdiction of any issuing branch, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable. The Issuer will not, however, make any payment of Additional Tax Amounts to any such Holder for or on account of:

(a)           any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) any withholding taxes that are payable by reason of a Holder or beneficial owner of the Securities having some connection with the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer, or the jurisdiction of any issuing branch other than by reason only of the mere holding or beneficial ownership of the Securities; or (ii) the presentation by or on behalf of the Holder of this Security for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)           any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

(c)           any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Security;

(d)           any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or coupon on, this Security, if such payment can be made without such withholding by at least one other Paying Agent;

(e)           any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of this Security, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)           any combination of items listed above.

In addition, the Issuer shall not be required to make any payment of Additional Tax Amounts (i) with respect to any withholding taxes which are deducted or withheld pursuant to (A) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (B) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany is a party, or (C) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; (ii) to the extent such deduction or withholding can be avoided or reduced if the Holder or beneficial owner of the Security makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that the exclusion in this clause will not apply if the certification, information, documentation or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the Holder or beneficial owner of the Security than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9); or (iii) by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting this Security or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Tax Amounts with respect to any payment on this Security to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the

Additional Tax Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal, premium, if any, or coupon on, any series of debt securities issued under the Senior Indenture, including the series of Senior Global Notes of which this Security forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 33⅓% in aggregate principal amount of the outstanding debt securities of each affected series voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and coupons accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Security, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 33⅓% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and coupons accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or coupons on such debt securities) by the Holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

If the face hereof indicates that this Security is subject to “Modified Payment upon Acceleration or Redemption,” then (a) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Security shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Coupon Accrual Date to the date of declaration, which amortization shall be calculated using the “coupon method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (b) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Security, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (a) above, if this Security were declared to be due and payable on the date of any such vote and (c) for the purpose of any vote of securityholders taken pursuant to the Senior

Indenture following the acceleration of payment of this Security, the principal amount hereof shall equal the amount of principal due and payable with respect to this Security, calculated as set forth in clause (a) above.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided, that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of coupons thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or coupon on this Security is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Security by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the Holder of this Security effect the payment of principal of, premium, if any, or coupon on any Security denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended.  Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.  If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent (as defined below) at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those Holders or beneficial owners of Securities and at which the applicable Exchange Dealer commits to execute a contract.  One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer.  If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Deutsche Bank AG, London Branch, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Securities and coupons.

So long as this Security shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and coupon on this Security as herein provided in the Borough of Manhattan, the City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Securities.  If this Security is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London.  If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.  The Issuer may designate other agencies for the payment of said principal, premium and coupon at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide.  So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or coupon or premium, if any, on any Securities that remain unclaimed at the end of two years after such principal, coupon or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Securities that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer.

Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or coupon or premium, if any, on this Security as the same shall become due.

No provision of this Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and coupon on this Security at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Security.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the coupon on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a)           the term “Business Day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally, in New York City or London, England, are authorized or obligated by law, regulation or executive order to close; or (iii) is a day on which transactions in dollars are not conducted in New York City or London, England; and, in addition, (x) for Securities having a specified currency other than U.S. dollars only, other than Securities denominated in euros, any day that in the principal financial center (as defined below) of the country of the specified currency is not a day on which banking institutions generally are authorized or obligated by law to close; and (y) for Securities denominated in euros, a day on which TARGET is operating (a “TARGET Settlement Day”);

(b)           the term “Market Exchange Rate” means the noon U.S. dollar buying rate in the City of New York for cable transfers of the

Specified Currency indicated on the face hereof published by the Federal Reserve Bank of New York;

(c)           the term “Notices” refers to notices to the Holders of the Securities at each Holder’s address as that address appears in the register for the Securities by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, the City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe; provided, that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Security are owned.  Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication;

(d)            the term “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively;

(e)            the term “TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer System; and

(f)           the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Security which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

[FORM OF NOTE]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Security and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Security on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with coupons to the Optional Repayment Date, to the undersigned at

 (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:                              ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

Dates:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

SCHEDULE I

The aggregate Face Amount of Securities issued by the Issuer as indicated
below shall not exceed $200,000,000.

Date	Number of Securities	Face Amount of Securities Issued	Face Amount of Securities Cancelled	Current Outstanding Face Amount	Initials of Trustee Officer
			$--	$

Exhibit 4.2

[FORM OF NOTE]

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]
Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)
Fax: 917-338-3849

Re: PowerShares DB US Inflation ETNs or PowerShares DB US Deflation ETNs, issued by Deutsche Bank AG (the “ETNs”)
□	PowerShares DB US Inflation Exchange Traded Notes (CUSIP Number: 25154W 225)
□	PowerShares DB US Deflation Exchange Traded Notes (CUSIP Number: 25154W 217)

 (Please check only one offering of ETNs)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Stated principal amount of ETNs offered for repurchase (you must offer at least 50,000 ETNs or an integral multiple of 25,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:             , 20         (which is the date of this notice)

Applicable repurchase date:             , 20         (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 1:00 p.m., New York City time, on the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 1:00 P.M., NEW YORK CITY TIME, ON THE DESIRED VALUATION DATE

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: PowerShares DB US Inflation ETNs or PowerShares DB US Deflation ETNs, issued by Deutsche Bank AG (the “ETNs”)
□	PowerShares DB US Inflation Exchange Traded Notes (CUSIP Number: 25154W 225)
□	PowerShares DB US Deflation Exchange Traded Notes (CUSIP Number: 25154W 217)

 (Please check only one offering of ETNs)

Dear Sirs:

The undersigned Holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of              (which is the third business day following the valuation date), with respect to the stated principal amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the repurchase date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated principal amount of ETNs offered for repurchase (you must offer at least 50,000 ETNs or an integral multiple of 25,000 ETNs in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):